Exhibit 5.1

Stevens & Lee

Lawyers & Consultants

111 N. Sixth Street
Reading, PA 19601
(610) 478-2000 Fax (610) 376-5610
www.stevenslee.com

August 18, 2020

Republic First Bancorp, Inc.

50 South 16th Street

Philadelphia, Pennsylvania 19102

Re:	Registration of 2,000,000 Shares of 7.0% Perpetual Non-Cumulative, Convertible Preferred Stock, Series A

Ladies and Gentlemen:

We have acted as counsel to Republic First Bancorp, Inc. (the “Company”) in connection with the registration by the Company of 2,000,000 shares (the “Securities”) of its 7.0% Perpetual Non-Cumulative, Convertible Preferred Stock, Series A, par value $0.01 per share (“Series A Preferred Stock”).

The Securities have been registered under a Registration Statement on Form S-3 (the “Registration Statement”) filed on November 8, 2018 (File No. 333-228279), with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement was declared effective by the Commission on December 3, 2018. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. The Securities are convertible into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), as provided in the Statement with Respect to Shares (as defined below).

The Securities are to be issued and sold as set forth in the Registration Statement, the Prospectus Supplement dated August 18, 2020 with respect to the Securities (the “Prospectus Supplement”) and any amendments or supplements thereto.

In providing the opinions set forth below, we have examined and relied on originals or copies of:

1.      the articles of incorporation of the Company, as amended to date, as certified by the Corporate Secretary of the Company;

2.      The statement with respect to shares filed with the Secretary of State of the Commonwealth of Pennsylvania establishing the terms and provisions of the Series A Preferred Stock (the “Statement with Respect to Shares”);

Allentown    ●    Bala Cynwyd    ●    Charleston    ●    Cleveland    ●    Fort Lauderdale    ●    Harrisburg    ●    Lancaster   ●   New York
Philadelphia    ●    Princeton    ●    Reading    ●    Rochester    ●    Scranton    ●    Valley Forge    ●    Wilkes-Barre    ●    Wilmington

A PROFESSIONAL CORPORATION

Stevens & Lee

Lawyers & Consultants

Republic First Bancorp, Inc.
August 18, 2020

3.      the bylaws of the Company, as amended to date, as certified by the Corporate Secretary of the Company;

4.      a corporate subsistence certificate issued by the Secretary of State of the Commonwealth of Pennsylvania;

5.      resolutions adopted by the board of directors at a duly called and convened meeting of the board of directors of the Company, certified as true, correct, complete and currently in effect on the date hereof by the Corporate Secretary of the Company; and

6.      the Prospectus Supplement.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, it is our opinion that:

(1)

Upon designation of the relative rights, preferences and limitations of the Series A Preferred Stock by the board of directors of the Company and the proper filing with the Department of State of the Commonwealth of Pennsylvania of the Statement with Respect to Shares, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of shares of such Series A Preferred Stock proposed to be sold by the Company, and when such shares of Series A Preferred Stock are issued and delivered in accordance with the placement agency agreement against payment therefor as described in the Prospectus Supplement, such shares of Series A Preferred Stock will be validly issued, fully paid and nonassessable.

(2)

When the shares of the Common Stock initially issuable pursuant to the Statement with Respect to Shares upon conversion of the Series A Preferred Stock have been issued by the Company in accordance with the Statement with Respect to Shares, such shares will be validly issued, fully paid and nonassessable.

In addition to any other assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

(a)      Our opinions herein reflect only the application of applicable laws of the Commonwealth of Pennsylvania. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In delivering this opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Stevens & Lee

Lawyers & Consultants

Republic First Bancorp, Inc.
August 18, 2020

(b)      In our review, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies, and (v) the proper filing or recording of all notices, certificates, and documents where such filing and recording is necessary.

(c)      As to any facts material to the opinions provided herein that we did not independently establish or verify, we have relied upon certificates of public officials and statements and representations of officers and other representatives of the Company, all of which we assume to be true, correct and complete. We have also assumed that all records and other information made available to us by the Company, and upon which we relied, are complete in all respects.

(d)      The opinions set forth herein are limited to the matters expressly set forth herein and no opinion may be inferred or implied beyond the matters expressly stated herein, and such opinions must be read in conjunction with the assumptions, limitations, exceptions, and qualifications set forth above.

We hereby consent to be named in the Registration Statement and in the Prospectus Supplement as attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

STEVENS & LEE, P.C.

/s/ Stevens & Lee, P.C.